Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TheraTx, Incorporated 1996 Stock Option/Stock Issuance Plan, the TheraTx, Incorporated Amended and Restated 1994 Stock Option/Stock Issuance Plan, and the 1989 Amended and Restated Stock Option Plan of Helian Health Group, Inc., of our report dated February 17, 1997, with respect to the consolidated financial statements and schedule of Vencor, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Louisville, Kentucky
April 18, 1997


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